Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-271449, 333-13962, 333-127943, 333-140955, 333-183891, 333-183892, 333-183893, 333-188826, 333-188827 and 333-208647 on Form S-8 of our report dated February 23, 2022, relating to the financial statements of Canadian Pacific Kansas City Limited (formerly, Canadian Pacific Railway Limited), appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte LLP

Chartered Professional Accountants
Calgary, Canada
February 27, 2024